Exhibit 10.19

Restricted Stock Unit Agreement for Directors Pursuant to the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made effective as of          (the “Date of Grant”), by and between BlueLinx Holdings Inc., a Delaware corporation (the “Company”), and         (the “Participant”).
Recitals

A.    The Company desires to provide the Participant with Restricted Stock Units (“Units”) of the Company to carry out the purposes of the Company’s 2016 Amended and Restated Long-Term Incentive Plan, as may be amended from time to time (the “Plan”), a copy of which has been made available to the Participant and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement.
B.    The Plan provides that each grant under the Plan is to be evidenced by a written agreement setting forth the terms and conditions of the grant.
C.     All terms used herein that are defined in the Plan have the same meaning given them in the Plan.
ACCORDINGLY, in consideration of the promises and of the mutual covenants and agreements contained herein, the Company and the Participant hereby agree as follows:
1.Grant of Restricted Stock Units. Subject to the terms and provisions of this Agreement and the Plan, the Company granted to the Participant, as of the Date of Grant,         Units, each Unit corresponding to one share of the common stock, par value $0.01 per share, of the Company (a “Share”). Each Unit represents an unsecured promise of the Company to deliver, and the right of the Participant to receive, a Share at the time and on the terms and conditions set forth herein. As a holder of Units, the Participant has only the right of a general unsecured creditor of the Company. The grant of Units is subject to the following terms and conditions.
2.    Vesting of Units. The Participant shall become vested with respect to one hundred percent (100%) of the Units on the first anniversary of the Date of Grant (the “Vesting Date”), provided the (i) Participant has remained continuously in service as a Non-Employee Director of the Company from the Date of Grant to the Vesting Date, and (ii) the Participant has not, at any time between the Date of Grant to the Vesting Date, become employed by or performed paid services for Cerberus Capital Management, L.P. or any of its affiliates. The Participant shall forfeit all unvested Units immediately upon the Participant becoming employed by or performing paid services for Cerberus Capital Management, L.P. or any of its affiliates or upon the Participant ceasing to serve as a Director of the Company for any reason other than the Participant not standing for re-election by the Company’s stockholders. If the Participant ceases to serve as a Director of the Company because the Participant does not stand for re-election, the Participant shall vest in a prorated number of Units calculated by dividing (A) the number of days between the Date of Grant and the Participant’s last day as a Director of the Company, by (B) 365 days. Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event of a Change in Control (or any other similar event determined by the Committee), Units shall only become vested if the Committee, in its sole discretion, elects to vest the Units or any portion thereof.
3.    Settlement of Units. Subject to Section 16, as soon as reasonably practicable (and within thirty (30) days) after the earlier of (i) the 10-year anniversary of the Date of Grant or (ii) the termination of the Participant’s service on the Board of Directors of the Company (the earlier of such dates being the “settlement date”), the Company shall issue to the Participant one Share for each Unit that has become vested under Section 2 above, subject to the terms of Section 4 below. Notwithstanding the foregoing, in lieu of delivery of Shares, the Committee may, in its sole and absolute discretion, direct the Company to pay to the Participant cash in an amount equal to the Fair Market Value of the Share or Shares that would otherwise be delivered to the Participant.
4.    Rights and Restrictions as a Unitholder. The Participant shall have no rights as a stockholder unless and until the issuance of the Shares, including, without limitation, the right to vote and the right to receive dividends.

The Participant shall not sell, offer to sell, transfer, pledge, or hypothecate any record or beneficial interest in the Units. The Company may include on any certificates or notations representing Shares issued pursuant to Units such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.
5.    Nontransferability. Except as provided herein, this grant and the Units hereunder are nontransferable except by will or the laws of descent and distribution. If the Units are transferred by will or the laws of descent and distribution, the Units must be transferred in their entirety to the same person or persons or entity or entities. No right or interest of the Participant or any transferee in the Units shall be subject, in whole or in part, to attachment, execution, or levy of any kind. Any purported transfer in violation of this section shall be null and void.
6.    Stock Splits and Other Adjustments. Until Shares are issued to the Participant in settlement of the Units, in the event of any merger, reorganization, consolidation, capitalization, stock dividend, stock split, or other change in corporate structure affecting Company Shares, such substitution or adjustment shall be made in the number of Units as shall be determined to be appropriate by the Committee, in its sole discretion.
7.    Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this grant of Units, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
If to the Company:         BlueLinx Holdings Inc.
                4300 Wildwood Parkway
                Atlanta, Georgia 30339
                Attention: Vice President – Human Resources
If to the Participant:        Address on file with the Company
8.    Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Participant for any cost, loss, or expense the Participant may incur in connection with, or arising out of any transaction under, this Agreement.
9.    No Continued Service. Nothing in this Agreement or the Plan shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company or any Subsidiary or Affiliate of the Company to continue the Participant’s service on the Board of Directors on any terms or for any specific period of time or at any particular rate of compensation.
10.    Complete Agreement, Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and the Participant with respect to the transactions contemplated hereby. No provision of this Agreement may be materially amended or waived unless agreed to in writing and signed by the Company. Any such amendment to this Agreement that is materially adverse to the Participant shall not be effective unless and until the Participant consents, in writing or by electronic means, to such amendment. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.
11.    Tax Consequences. The Participant acknowledges that (i) there may be tax consequences upon acquisition or disposition of the Shares issued pursuant to the Units and (ii) the Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Units and for satisfying the Participant’s tax obligations with respect to the Units (including, but not limited to, any income or excise taxes resulting from the application of Sections 409A or 4999 of the Code), and the Company shall not be liable if the Units are subject to Sections 409A or 4999 of the Code.
12.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the distributees, legatees and personal representatives of the Participant and the successors of the Company.

13.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
14.    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.
15.    Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement.
16.    Section 409A. This Agreement and this award of Units is intended to be comply with Code Section 409A and the regulations and guidance promulgated thereunder (“Section 409A”). This Agreement shall be interpreted and administered by the Committee (or its designee) as it determines necessary or appropriate in accordance with Section 409A to avoid a plan failure under Code Section 409A(a)(1). Specifically, if any Unit is subject to Section 409A, (i) no payment of Shares that is payable upon the Participant’s termination from service as a director will be payable unless and until the Participant incurs a separation from service as defined in Section 409A, and (ii) if the Participant is a specified employee as determined under Section 409A, any settlement of the Units by payment of Shares that is payable upon the Participant’s separation from service, rather than upon a fixed date or due to death, shall be subject to the six-month delay rules of Section 409A. Notwithstanding the preceding, neither the Company nor any Subsidiary or Affiliate of the Company shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.
17.    Other Legal Requirements. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. In addition, this Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities as may be required. The Company shall have no liability to deliver any Shares under the Plan unless such delivery would comply with all applicable state, federal, and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity. By executing and returning a copy of this Agreement, the Participant agrees to be bound by all of the terms of this Agreement and the Plan, and acknowledges availability and accessibility of the Plan document, the Plan prospectus, and either the Company’s latest annual report to stockholders or annual report on Form 10-K on the Plan and/or Company websites. Participant understands that he may request paper copies of the foregoing documents by contacting the Company’s Corporate Secretary.
18.    Governing Law. Any issue related to the formation, execution, performance, and interpretation of this Agreement shall be governed by the laws of the State of Georgia.
19.    Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.
BlueLinx Holdings Inc.

___________________________
Shyam K. Reddy
SVP, General Counsel & Corporate Secretary

Signed

__________________________________________________________
Participant

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